Exhibit 10.6
DOUGLAS EMMETT, INC.
2016 OMNIBUS STOCK INCENTIVE PLAN
LTIP UNIT AWARD AGREEMENT (2023)

“Grantee”	[GRANTEE]
Employee Number	[EMPLOYEE #]
“Award LTIP Units”	[NUMBER]
“Grant Effective Date”	December 27, 2023
“Minimum Increase”	2% of Gross Asset Value
“Book-Up Hurdle”	Stock price of $[HURDLE] per share
“Transferable Date”	[December 31, 2025] OR [Four Years after each Vesting Date]
“Termination Date”	December 31, 2033

“Vesting Date”*	Number of LTIP’s Vesting	Cumulative % Vested
December 31, 2023	[2023 Tranche]	25%
December 31, 2024	[2024 Tranche]	50%
December 31, 2025	[2025 Tranche]	75%
December 31, 2026	[2026 Tranche]	100%
    * Subject to postponement under Section 2
RECITALS

A. Grantee is an employee or director of Douglas Emmett, Inc. and/or its Subsidiaries (the “Company”).

B. Pursuant to this 2016 LTIP Unit Award Agreement (this “Agreement”), the Company’s 2016 Omnibus Stock Incentive Plan (as amended from time to time, the “Plan”) and the Limited Partnership Agreement (as amended from time to time, including the Partnership Unit Designation for the 2016 LTIP Units, the “LP Agreement”) of Douglas Emmett Properties LP, (the “Partnership”), the Company and the Partnership hereby grant to Grantee an Other Stock-Based Award (as defined in the Plan, referred to herein as an “Award”) in the amount of the Award LTIP Units.

C. Unless otherwise indicated, capitalized terms used herein but not defined shall have the meanings given to those terms in the LP Agreement and the Plan.

NOW, THEREFORE, the Company, the Partnership, and Grantee agree as follows:

1. Effectiveness of Award
Upon execution of this Agreement by Grantee, the Partnership and the Company, (i) the LP Agreement shall be amended to reflect the issuance to Grantee of the Award LTIP Units, and (ii) Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the Award LTIP Units subject to the restrictions and conditions specified in LP Agreement and this Agreement. If Grantee has not previously been admitted as a partner of the Partnership, by executing and delivering this Agreement, Grantee shall be deemed to have executed and delivered, and thereby become a party to, the LP Agreement as of the Grant Effective Date.

2. Vesting of Award LTIP Units
    (i) General: Subject to the provisions in this Section 2, the Award LTIP Units scheduled to vest on a Vesting Date shall vest, provided that, in the event of an Interrupted Year, each Vesting Date otherwise scheduled in that year or any subsequent year (including any already postponed) shall be postponed by one calendar year. An “Interrupted Year” shall mean any calendar year (including the calendar year of the Grant Effective Date (the “Grant Calendar Year”)) during which Grantee did not engage in Active Service for at least 270 days. Notwithstanding the foregoing, if Grantee’s Continuous Service began during the Grant Calendar Year then the Grant Calendar Year shall not be an Interrupted

Year if Grantee engaged in Active Service at all times since the beginning of Grantee’s Continuous Service. “Active Service” shall mean any period during which Grantee is actively engaged in paid service to the Company not including any period of (a) Company approved unpaid time off or (b) unpaid leave of absence from work (including but not limited to unpaid personal leave or short-term disability leave). There shall be no proportionate or partial vesting of Award LTIP Units for any partial period. In addition, there shall be no vesting on any date other than December 31st except due to a Change in Control or death of the Grantee (each as described below) or as specified in the table above.

(ii) Cessation of Continuous Service and Forfeiture of Unvested Units: If (a) Grantee’s Continuous Service ceases, or (b) Grantee fails to provide any Active Service during a continuous 365 day period, then all Award LTIP Units not then vested shall automatically be terminated and forfeited without notice or consideration. Notwithstanding the foregoing, if Grantee’s Continuous Service ceased as a result of the death of Grantee, then any unvested Award LTIP Units not previously forfeited and scheduled to vest during the calendar year of Grantee’s death, shall immediately vest as of, and the Transferable Date for such Award LTIP Units shall become, the date of death. “Continuous Service” shall mean continuous service to the Company as an employee, consultant or member of the board without termination.

(iii) Vesting Upon Change in Control: The vesting of the Award LTIP Units shall not accelerate on a Sale Event except (a) as provided in this Agreement or with the consent of the Committee or (b) if the principal class of securities for which the Award LTIP Units may ultimately be exchanged are no longer publicly traded following a Change of Control, then any unvested Award LTIP Units not previously forfeited shall immediately vest as of, and the Transferable Date for such Award LTIP Units shall become, the date of cessation of trading. “Change of Control” shall mean any (x) Sale Event or other event (other than an acquisition of securities by the Company) as a result of which any person (other than an Exempted Holder) increases its ownership and is the beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), of more than twenty percent (20%) of the total voting power of the surviving entity, or (y) the Board ceasing for any reason to have a majority of directors who were initially elected or nominated by a vote of at least two-thirds of directors who were not elected as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation. “Exempted Holder” shall mean (a) the Company or any majority-owned Subsidiary; (b) any underwriter temporarily holding securities pursuant to an offering; or (c) Dan Emmett, Jordan Kaplan or Ken Panzer, their immediate family members and family trusts or family-only partnerships and any charitable foundations, any entities in which they and their families beneficially own a majority of the voting interests, and any “group” (as described in Rule 13d-5(b)(i) under the Exchange Act) including them.

(iv) Company Option to Redeem: If Grantee’s Continuous Service has terminated or ceased and Grantee owns less than an aggregate of 1,000 Units in the Partnership (including both Common Units (“OP Units”) and vested LTIP Units), the Company shall have the right to redeem all of Grantee’s OP Units and vested LTIP Units by paying Grantee the Cash Amount for such OP Units and vested LTIP Units. The Company may exercise its option at any time following the termination or cessation of Grantee’s Continuous Service by delivering a notice to Grantee. If any of the Grantee’s LTIPs are not booked up at the time of a notice of redemption, the Company may determine not to redeem them at that time, but shall retain (a) the right to redeem all of Grantee's OP Units that have booked up; and (b) the option to redeem the remaining LTIP Units from and after such time as they are booked up. Any redemption under this Section shall be effective as of the date of notice, with payment due within ten (10) Business Days after delivery to the Company by Grantee of (a) appropriate transfer documents and (b) any certificates for the LTIP’s or OP Units involved.

(v) Company Offset Right:  If Grantee's Continuous Service has ceased for any reason and Grantee thereafter owes any amounts to the Company ("Outstanding Amounts"), then the Company shall have the right to offset against the Outstanding Amounts any distributions on, amounts payable on redemption of, or other amounts payable with respect to, any LTIP Units or OP Units held by Grantee.  In addition, at its option, by notice to Grantee, the Company may elect to redeem OP Units and/or vested LTIP Units held by Grantee and apply the Cash Amount otherwise due (determined and effective as of the date of the notice) against the Outstanding Amounts.

3. Distributions
Distributions on the Award LTIP Units shall be paid to Grantee to the extent provided for in the LP Agreement. The Distribution Participation Date (as defined in the LP Agreement) for the Award LTIP Units shall be the Grant Effective Date.

4. Rights with Respect to Award LTIP Units
Without duplication with the provisions of Section 3 of the Plan, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or capital stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than ordinary cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the Agreement, then and in that event, the Committee shall take such action as shall be necessary to maintain Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, but not limited to, adjustments in the Book-Up Hurdle and/or the number of Award LTIP Units then subject to this Agreement, and/or substitution of other awards under the Plan or otherwise. Grantee shall have the right to vote the Award LTIP Units if voting is allowed under the LP Agreement, regardless of whether vesting has occurred.

5. Book-Up Hurdle for Conversion
The Award LTIP Units may not be converted into OP Units until there is a transaction after the Grant Effective Date in which the Partnership recognizes the Minimum Increase (generally involving a stock price in excess of the Book-Up Hurdle). The date on which the Award LTIP Units become convertible is the “Conversion Date”.

6. Forfeiture of Award LTIP Units if not Converted before Termination Date
The Award LTIP Units (even if vested) shall be forfeited, and all rights to the Award LTIP Units hereunder shall terminate and be of no further force or effect, if the Conversion Date has not occurred prior to the Termination Date.

7. Restrictions on Transfer and Redemption
    (i) LTIP Units: Award LTIP Unit may not be sold, assigned, transferred, pledged, hypothecated, encumbered, given away, or in any manner disposed of, whether voluntarily or by operation of law (each such action a “Transfer”). Any attempted Transfer of Award LTIP Units shall be null and void.

    (ii)     OP Units: With the written consent of the Company, after the Conversion Date vested Award LTIP Units may be converted into OP Units, but until the Transferable Date for such Award LTIP Unit, no such OP Unit may be either (1) submitted for redemption pursuant to Section 15.1 of the LP Agreement or (2) Transferred, except to the spouse, children or grandchildren of Grantee or to entities where the sole beneficiaries/owners are the Grantee and/or one or more such persons where all of the following conditions are met: (w) at least two years has passed since the Grant Effective Date; (x) the Committee approves such Transfer on such terms as it may proscribe; (y) each transferee agrees in writing both to be bound by all the terms and conditions of this Agreement and that subsequent transfers of such OP Units shall be prohibited until the Transferable Date except in accordance with this section and (z) such Transfer is in compliance with all applicable securities laws and the LP Agreement (the Company may require Grantee to provide an opinion of counsel satisfactory to the Partnership to such effect). Any attempted Transfer of OP Units not in accordance with the terms and conditions of this Section 7 shall be null and void.

8. Incorporation of Plan
The Award LTIP Units are equity securities of the Partnership granted as “Other Stock-Based Awards” under the Plan, as is any Stock issued by the Company on redemption of OP Units into which any Award LTIP Units may be converted. Accordingly, this Agreement is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan. In the event of any discrepancy, definitional difference or inconsistency between this Agreement or any written employment or other similar service agreement with the Company (a “Service Agreement”) and the Plan, the terms and conditions of the Plan shall control. In the event of any discrepancy, definitional difference, or inconsistency between this

Agreement and any Service Agreement, the terms and conditions of the Service Agreement shall control, it being intended that Grantee have the benefit of any more favorable vesting, definitions, or other provisions of the Service Agreement so long as they are not inconsistent with the Plan.

9. Legend
The records of the Partnership evidencing the Award LTIP Units may bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such Award LTIP Units are subject to restrictions as set forth in this Agreement, the Plan and the LP Agreement.

10. Withholding for Taxes and Cooperation
No later than the date on which an amount first becomes includible in the gross income of Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award LTIP Units granted hereunder, Grantee will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to Grantee. So long as Grantee holds any LTIP Units, upon request Grantee shall disclose to the Partnership in writing such information with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary or appropriate to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Partnership or to comply with requirements of any other governmental authority.

11. No Obligation to Continue Employment or Other Service Relationship
Neither the Company nor any Subsidiary is obligated by, or as a result of, the Plan or this Agreement to continue to employ or retain the services of Grantee and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment or other service relationship of Grantee at any time for any or no reason.

12. No Limit on Other Compensation Arrangements
Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons. Grantee acknowledges that the Company may make reasonable amendments to any such plans, agreements and arrangements from time to time, and that Grantee remains at all times bound by their most current version which the Company had provided to him. Notwithstanding any other provision of this Agreement, Grantee agrees to the terms of the Company's Clawback Policy and agrees that compensation received by Grantee under this Agreement may be subject to reduction, cancellation, forfeiture and/or recoupment to the extent necessary to comply with the Clawback Policy.

13. Investment Representation and No Registration
Grantee hereby makes the covenants, representations and warranties set forth on Exhibit A attached hereto as of the Grant Effective Date and as of each Vesting Date. All such covenants, warranties and representations shall survive the execution and delivery of this Agreement by Grantee. Grantee shall immediately notify the Partnership if Grantee discovers that any of the representations or warranties set forth on Exhibit A were or have become false. The Partnership has no obligation to register any of the Award LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of the Award LTIP Units under the Securities Act.

14. Section 409A
If any compensation provided by this Agreement might result in any adverse impacts under Section 409A of the Code, the Company may, in consultation with Grantee, modify the Agreement to avoid such impacts while minimizing (to the extent practical) any diminution in the value of the benefits granted hereby to Grantee.

15. Amendment and Modification
This Agreement may only be modified or amended (a) in a writing signed by all of the parties hereto or (b) so long as such action does not impair Grantee’s rights under this Agreement, by the Committee for the purpose of satisfying changes in law or for any other lawful purpose. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Award LTIP Units hereunder, such provision shall be stricken and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

16. Arbitration
If the parties have entered into an arbitration or mediation agreement relating to Grantee’s employment, the parties agree that any dispute or controversy arising under, out of, in connection with or in relation to this Agreement, and any amendments hereto, or the breach thereof, shall be determined and settled pursuant to the terms of such agreement as if it were set forth herein. Otherwise, any dispute or controversy arising under, out of, in connection with or in relation to this Agreement, and any amendments hereto, or the breach thereof, shall be determined and settled first by mediation wherein each party shall bear their own attorney’s fees, mediator fees and costs; and then, if necessary, by binding arbitration to be held in Los Angeles, California, in accordance with the Company’s Dispute Resolution Agreement, incorporated herein by reference. There will be no right or authority for any dispute to be brought, heard, or arbitrated as a class or collective action. Arbitration shall follow JAMS arbitration rules and procedures then in effect. Any award rendered therein shall be final and binding upon each and all of the parties, and judgment may be entered thereon in any court having jurisdiction thereof.

17. Complete Agreement
This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

18. General
This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of Maryland (without reference to the conflict of laws rules or principles thereof). Section, paragraph, and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing. This Agreement may be executed by DocuSign or in two or more separate counterparts, which together shall constitute one and the same agreement. The rights and obligations created hereunder shall be binding on Grantee and his or her heirs and legal representatives and on the successors and assigns of the Partnership.

IN WITNESS WHEREOF, the Company has caused this Award to be executed as of December 27, 2023.

DOUGLAS EMMETT, INC.
By: __________________________________________
Jordan L. Kaplan
President and Chief Executive Officer
DOUGLAS EMMETT PROPERTIES LP
By: DOUGLAS EMMETT MANAGEMENT, INC.
Its: General Partner
By: _________________________________________
Jordan L. Kaplan
President and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has caused this Award to be executed as of December 27, 2023. If Grantee has not previously executed the LP Agreement, Grantee’s signature below shall also be a counterpart signature to the LP Agreement, and Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement to evidence Grantee’s agreement to be bound by the LP Agreement.

Grantee:

EXHIBIT A
GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES
Grantee hereby represents, warrants, and covenants as follows:
1.Grantee has Reviewed Documents. Grantee has received and had an opportunity to review the following documents (the “Background Documents”):
•The latest Annual Report to Stockholders provided to the Company’s stockholders;
•The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;
•The Company’s Report on Form 10-K for the most recent year ended more than 60 days before the date hereof (the “Form 10K”);
•The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K;
•Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the year covered by the Form 10-K;
•The Agreement of Limited Partnership of Douglas Emmett Properties LP;
•The Company’s 2016 Omnibus Stock Incentive Plan; and
•The Company’s Amended and Restated Certificate of Incorporation.
2.Grantee Has Requisite Knowledge. Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of Grantee, together with the business and financial experience of those persons, if any, retained by Grantee to represent or advise him or her with respect to the grant to him or her of LTIP Units, the potential conversion of LTIP Units into OP Units and the potential redemption of such Common Units for shares of common stock in the Company (“Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her its interests, and (III) is capable of bearing the economic risk of such investment.
3.Grantee Responsible for Tax Impacts. Grantee understands that (A) Grantee is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which Grantee is or by reason of the award of LTIP Units may become subject, to his or her particular situation; (B) Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) Grantee provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by Grantee to verify the accuracy of information conveyed to Grantee. Grantee confirms that all documents, records, and books pertaining to his or her receipt of LTIP Units which were requested by Grantee have been made available or delivered to Grantee. Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to Grantee by the Partnership or the Company. Grantee did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with its own advisors in connection with its evaluation of the Background Documents and this Agreement and Grantee’s receipt of LTIP Units.
4.Grantee Not Acquiring Units with View to Distribution. The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any Shares issued in connection with the redemption of any such Common Units will be acquired for the account of Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to Grantee’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her LTIP Units, Common Units or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.
5.LTIP Units Not Registered. Grantee acknowledges that (A) the LTIP Units to be issued, nor the OP Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or OP Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Grantee contained herein, (C) such LTIP Units, or OP Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and OP Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the OP Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the OP Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Acts. Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units and the OP Units issuable upon conversion of the LTIP Units set forth in the Partnership Agreement and this Agreement, Grantee may have to bear the economic risk of his or her ownership of the LTIP Units and any OP Units issuable upon conversion of the LTIP Units for an indefinite period.
6.Suitable Investment. Grantee has determined that the LTIP Units are a suitable investment for Grantee.
7.No Representations by Company. No representations or warranties have been made to Grantee by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and Grantee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in Paragraph 1.
8.    Residence. Grantee is a permanent resident residing at the address set forth in the Company’s records.